Exhibit 10.8

AMENDED AND RESTATED MORTGAGE,

DEED OF TRUST, SECURITY AGREEMENT, FINANCING

STATEMENT AND ASSIGNMENT OF PRODUCTION

THIS AMENDED AND RESTATED MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION (this “Mortgage”) is from NEW CENTURY ENERGY CORP., a Colorado corporation, and CENTURY RESOURCES, INC., a Delaware corporation, together as Mortgagors (individually and together, “Mortgagors”), to EUGENE GRIN, 825 Third Avenue, New York, New York 10022, as Trustee (“Trustee”) for the benefit of LV ADMINISTRATIVE SERVICES, INC., a Delaware corporation, as administrative and collateral agent for VALENS U.S. SPV I, LLC, a Delaware limited liability company, and VALENS OFFSHORE SPV II, CORP., a Delaware corporation (collectively, “Mortgagee”) dated as of November 30, 2007.

RECITALS

WHEREAS, Mortgagors entered into a Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production, dated as of November 20, 2007, in favor of Mortgagee, which has been recorded as set forth in Schedule 1 (the “Original Mortgage”);

WHEREAS, in order to secure the Secured Indebtedness (defined below), each Mortgagor has agreed to execute and deliver this Mortgage pursuant to which, among other things, the Mortgaged Property (defined below) is granted and assigned by Mortgagors to Mortgagee to further secure the Secured Indebtedness (defined below).

NOW, THEREFORE, in consideration of the sum of $10.00 and other good and valuable consideration, in hand paid by Mortgagee, the receipt and adequacy of which are hereby acknowledged and confessed by Mortgagors, Mortgagors hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1.           Certain Defined Terms.  For all purposes of this Mortgage, unless the context otherwise requires:

“Accounts and Contract Rights” shall mean all accounts (including accounts in the form of joint interest billings under applicable operating agreements), contract rights and general intangibles of Mortgagors now or hereafter existing, or hereafter acquired by, or on behalf of, Mortgagors, or Mortgagors’ successors in interest, relating to or arising from the ownership, operation and development of the Mortgaged Property and to the production, processing, treating, sale, purchase, exchange or transportation of Hydrocarbons (defined below) produced or to be produced from or attributable to the Mortgaged Property or any units or pooled interest units in which all or a portion of the Mortgaged Property forms a part, together with all accounts and proceeds accruing to Mortgagors attributable to the sale of Hydrocarbons produced from the Mortgaged Property or any units or pooled interest units in which all or a portion of the Mortgaged Property forms a part.

“Article” shall mean and refer to an Article of this Mortgage, unless specifically indicated otherwise.

“Code” shall mean the Uniform Commercial Code in effect from time to time in each of the jurisdictions where the Mortgaged Property or a portion thereof is situated.

“Credit Agreements” shall mean, collectively, the Securities Purchase Agreement the Related Agreements as defined therein, the Guaranty Agreements, and “Credit Agreement” shall mean any one of the foregoing.

“Event of Default” shall mean the occurrence of any breach by Mortgagors of any term or provision of this Mortgage or the occurrence of any Event of Default under and as defined in the applicable Credit Agreement.

“Exhibit A” and “Exhibit B” shall mean, unless specifically indicated otherwise, respectively Exhibit A and Exhibit B attached hereto and incorporated herein by reference for all purposes.

“Gas Balancing Agreement” means any agreement or arrangement whereby Mortgagors, or any other party having an interest in any Hydrocarbons to be produced from mineral interests in which Mortgagors own an interest, have a right or an obligation to take more or less than their proportionate share of production therefrom.

“Guaranties” shall mean, collectively, each Guaranty dated as of the date hereof executed by Mortgagors in favor of Mortgagee pursuant to which Mortgagors guaranteed all debts, liabilities and obligations of Gulf Coast Oil Corporation to Mortgagee, as the same may be amended, modified and supplemented from time to time.

“Guaranty Agreements” shall mean, collectively, the Guaranties and all the other documents, instruments and agreements executed in connection therewith, as each of the same may be amended, modified and supplemented from time to time.

“Guaranty Obligations” shall mean all present and future indebtednesses of Mortgagors arising pursuant to any Guaranty Agreement.

“Hydrocarbons” shall mean oil, gas, coalbed methane gas, casinghead gas, drip gasolines, natural gasoline, condensate, distillate, as-extracted collateral and all other liquid or gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, byproducts and all other substances derived therefrom or the processing thereof, and all other minerals and substances, including, but not limited to, sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium and any and all other minerals, ores, or substances of value and the products and proceeds therefrom, including, without limitation, all gas resulting from the in-situ combustion of coal or lignite.

“Lands” shall mean the lands described in Exhibit A, shall include any lands the description of which is incorporated in Exhibit A by reference to another instrument or document, including, without limitation, all lands described in the Oil and Gas Leases listed on Exhibit A hereto, and shall also include any lands now or hereafter unitized, pooled, spaced or otherwise combined, whether by statute, order, agreement, declaration or otherwise, with lands the description of which is contained in Exhibit A or is incorporated in Exhibit A by reference.

“Lien” shall mean any mortgage, deed of trust, collateral assignment, lien, pledge, charge, security interest or other encumbrance.

“Loans” shall mean, collectively, all amounts advanced by the Mortgagee to Mortgagors under the Notes and the Credit Agreements.

“Material Adverse Effect” shall mean a material adverse effect on (a) the assets, liabilities, financial condition, results of operations or prospects of any Mortgagor, (b) the right or ability of any Mortgagor to fully, completely and timely perform its obligations under the Credit Agreements or Guaranty Agreements, or (c) the validity or enforceability of any Credit Agreement or Guaranty Agreement against any Mortgagor, or the rights or remedies of Mortgagee thereunder.

“Mortgaged Property” shall have the meaning stated in Article 2 of this Mortgage.

“Net Revenue Interest” shall mean Mortgagors’ share of all Hydrocarbons produced from the Lands, after deducting the appropriate proportionate part of all lessors’ royalties, overriding royalties, production payments and other payments out of or measured by production which burden Mortgagors’ share of all such production, subject to non-consent provisions contained in joint operating agreements.

“Notes” shall have the meaning set forth in the Securities Purchase Agreement.

“Obligations” shall mean all present and future indebtedness, obligations, and liabilities (including, without limitation, all Guaranty Obligations) and all renewals, refinancings and extensions thereof, or any part thereof, of Mortgagors to Mortgagee arising pursuant to any of the Credit Agreements, or arising pursuant to any commodity, interest rate, currency or other swap, option, collar, futures contract or other contract pursuant to which a Person hedges risks related to commodity prices, interest rates, currency exchange rates, securities prices or financial market conditions and any other commodity price hedging agreements by and between Mortgagors and Mortgagee and all interest accrued on any of the foregoing, and reasonable costs, expenses, and attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.

“Oil and Gas Leases” shall mean oil, gas and mineral leases, oil and gas leases, oil leases, gas leases, other mineral leases, subleases, top leases, any rights resulting in an ownership interest in Hydrocarbons and all operating rights relating to any of the foregoing (whether operated by virtue of such leases, or assignments or applicable operating agreements) and all other interests pertaining to any of the foregoing, including, without limitation, all royalty and overriding royalty interests, production payments and net profit interests, production payments and net profit interests, mineral fee interests, and all reversionary, remainder, carried and contingent interests relating to any of the foregoing and all other rights therein which are described and/or to which reference may be made on Exhibit A.

“Operating Equipment” shall mean all Personal Property and fixtures affixed or situated upon all or any part of the Mortgaged Property, including, without limitation, all surface or subsurface machinery, equipment, facilities or other property of whatsoever kind or nature now or hereafter located on any of the Lands which are useful for the production, treatment, storage or transportation of oil or gas, including, but not by way of limitation, all oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumping units and engines, Christmas trees, derricks, separators, gun barrels, flow lines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), power plants, poles, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks and shipping facilities.

“Permitted Encumbrances” shall mean with respect to the Mortgaged Property:

(a)           Liens securing the Secured Indebtedness;

(b)           the Senior Liens;

(c)           minor defects in title which do not secure the payment of money and otherwise have no material adverse effect on the value or operation of the Subject Properties, including, without limitation, easements, rights-of-way, servitudes, permits, surface leases, and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of Mortgagors that are customarily granted in the oil and gas industry;

(d)           inchoate statutory or operators’ Liens securing obligations for labor, services, materials and supplies furnished for operations on the Lands, which are not more than 60 days delinquent;

(e)            mechanic’s, materialman’s, warehouseman’s, journeyman’s and carrier’s Liens, and other similar Liens arising by operation of law in the ordinary course of business, securing obligations which are not more than 60 days delinquent;

(f)            Liens for taxes or assessments not yet due or not yet delinquent, or, if delinquent, that are being contested in good faith in the normal course of business by appropriate action;

(g)           lease burdens payable to third parties which are deducted in the calculation of discounted present value in any reserve report delivered by Mortgagors pursuant to the Credit Agreements, including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest; and

(h)           Liens, charges and encumbrances upon Mortgagors’ assets, other than Proved Mineral Interests, which in the aggregate do not have a value in excess of $50,000.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, trust, other entity or organization, or any court or governmental department, commission, board, bureau, agency, or instrumentality of any nation or of any province, state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing.

“Personal Property” shall mean that portion of the Mortgaged Property that is personal property.

“Proved Mineral Interests” shall mean, collectively, Proved Producing Mineral Interests, Proved Nonproducing Mineral Interests, and Proved Undeveloped Mineral Interests.

“Proved Nonproducing Mineral Interests” shall mean all Subject Properties which constitute proved developed nonproducing reserves.

“Proved Producing Mineral Interests” shall mean all Subject Properties which constitute proved developed producing reserves.

“Proved Undeveloped Mineral Interests” shall mean all Subject Properties which constitute proved undeveloped reserves.

“Section” shall mean and refer to a section of this Mortgage, unless specifically indicated otherwise.

“Secured Indebtedness” shall have the meaning stated in Article 3 of this Mortgage.

“Securities Purchase Agreement” shall mean the Securities Purchase Agreement dated as of November 30, 2007, among Mortgagors and Mortgagee, as the same may be amended, modified and supplemented from time to time.

“Senior Liens” means the liens against and security interests in the Mortgaged Property granted by Mortgagors and described more particularly on Exhibit B.

“Subject Properties” shall have the meaning stated in Article 2 of this Mortgage.

“Subsidiary” shall mean, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person.  “Subsidiary” shall include Subsidiaries of Subsidiaries (and so on).

“Well Data” shall mean all logs, drilling reports, division orders, transfer orders, operating agreements, contracts and other agreements, abstracts, title opinions, files, records, seismic data, memoranda and other information in the possession or control of Mortgagors or to which Mortgagors have access relating to the Lands and/or any wells located thereon.

1.2.           Other Terms.  Unless otherwise defined or indicated herein, all terms with their initial letter capitalized shall have the meaning given such terms in the Credit Agreements.

ARTICLE II

GRANTING CLAUSE: MORTGAGED PROPERTY

For and in consideration of the sum of $10.00 and other good and valuable consideration, in hand paid by Mortgagee, the receipt and adequacy of which are hereby acknowledged and confessed by Mortgagors, and for and in consideration of the debt and purposes hereinafter set forth, to secure the full and complete payment and performance of the Secured Indebtedness and to secure the performance of the covenants, obligations, agreements and undertakings of Mortgagors hereinafter described, Mortgagors hereby acknowledge, confirm and agree that Mortgagee has and shall continue to have a security interest and mortgage lien in all of the Mortgaged Property heretofore granted by Mortgagors to Mortgagee pursuant to the Original Mortgage, and Mortgagors have GRANTED, BARGAINED, WARRANTED, MORTGAGED, ASSIGNED, TRANSFERRED and CONVEYED, and by these presents do GRANT, BARGAIN, WARRANT, MORTGAGE, ASSIGN, TRANSFER and CONVEY unto Trustee and Trustee’s substitutes or successors, and his and their assigns, for the uses and purposes herein set forth, with warranties and covenants of title only to the extent provided herein and in the Credit Agreements, all of Mortgagors’ right, title and interest, whether now owned or hereafter acquired, in all of the hereinafter described properties, rights and interests; and, insofar as such properties, rights and interests consist of equipment, general intangibles, accounts, contract rights, inventory, goods, chattel paper, instruments, documents, money, fixtures, as extracted collateral, proceeds and products of collateral or any other Personal Property of a kind or character defined in or subject to the applicable provisions of the Code, Mortgagors hereby grants to Mortgagee a security interest therein, whether now owned or hereafter acquired, namely:

(a)           all of those certain Oil and Gas Leases and Lands (all such Oil and Gas Leases and Lands being herein called the “Subject Properties,” as hereinafter further defined) which are described in Exhibit A and/or to which reference may be made in Exhibit A and/or which are covered by any of the leases described on Exhibit A, which Exhibit A is made a part of this Mortgage for all purposes, and is incorporated herein by reference as fully as if copied at length in the body of this Mortgage at this point;

(b)           all rights, titles, interests and estates now owned or hereafter acquired by Mortgagors in and to (i) any and all properties now or hereafter pooled or unitized with any of the Subject Properties, and (ii) all presently existing or future operating agreements and unitization, communitization and pooling agreements and the units operated thereby to the extent the same relate to all or any part of the Subject Properties, including, without limitation, all units formed under or pursuant to any applicable laws (the rights, titles, interests and estates described in this clause (b) also being included within the term “Subject Properties” as used herein);

(c)           all presently existing and future agreements entered into between Mortgagors and any third party that provide for the acquisition by Mortgagors of any interest in any of the properties or interests specifically described in Exhibit A or which relate to any of the properties and interests specifically described in Exhibit A;

(d)           the Hydrocarbons (including inventory) which are in, under, upon, produced or to be produced from or attributable to the Lands from and after the date of this Mortgage;

(e)           the Accounts and Contract Rights;

(f)            the Operating Equipment;

(g)           the Well Data;

(h)          the rights and security interests of Mortgagors held by Mortgagors to secure the obligation of the first purchaser to pay the purchase price of the Hydrocarbons;

(i)            all surface leases, rights-of-way, franchises, easements, servitudes, licenses, privileges, tenements, hereditaments and appurtenances now existing or in the future obtained in connection with any of the aforesaid, and all other items of value and incident thereto which Mortgagors may, at any time, have or be entitled; and

(j)            all and any different and additional rights of any nature, of value or convenience in the enjoyment, development, operation or production, in any way, of any property or interest included in any of the foregoing clauses, and in all revenues, income, rents, issues, profits and other benefits arising therefrom or from any contract now in existence or hereafter entered into pertaining thereto, and in all rights and claims accrued or to accrue for the removal by anyone of Hydrocarbons from, or other act causing damage to, any of such properties or interests.

All the aforesaid properties, rights and interests, together with any and all substitutions, replacements, corrections or amendments thereto, or renewals, extensions or ratifications thereof, or of any instrument relating thereto, and together with any additions thereto which may be subjected to the Lien of this Mortgage by means of supplements hereto, being hereinafter called the “Mortgaged Property”.

Subject, however, to (i) Permitted Encumbrances, and (ii) the condition that Mortgagee shall not be liable in any respect for the performance of any covenant or obligation of Mortgagors with respect to the Mortgaged Property.

TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee and its successors, legal representatives and assigns, forever, subject to Section 7.3 hereof, to secure, in each such instance, the payment and performance of the Secured Indebtedness and the performance of the covenants, obligations, agreements, and undertakings of Mortgagors described herein.

ARTICLE III

SECURED INDEBTEDNESS

This Mortgage is given to secure the Loans and all of the Obligations under and as described in the Credit Agreements and the Guaranty Agreements, including, without limitation:

(a)           interest on all credit outstanding under the Credit Agreements at the rates provided in the Credit Agreements;

(b)           the Loans, including, without limitation, the indebtedness evidenced by the Notes;

(c)           the Obligations;

(d)           payment and performance of any and all present and future obligations of Mortgagors according to the terms of any present or future hedge transaction, including, without limitation, any present or future swap agreements, cap, floor, collar, exchange transaction, forward agreement or other exchange or protection agreements relating to any such transaction now existing or hereafter entered into between Mortgagors and Mortgagee;

(e)           any sums advanced as expenses or costs incurred by, or on behalf of, Mortgagee which are made or incurred pursuant to the terms of this Mortgage or any Credit Agreement, plus interest thereon at the rate set forth in Section 1.1 of the Notes from the date of advance or expenditure until reimbursed; and

(f)            all other and additional debts, obligations and liabilities of every kind and character of Mortgagors now existing or hereafter arising in connection with any of the Credit Agreements or otherwise (all of the obligations and indebtedness referred to in this Article 3, and all renewals, refinancings, extensions and modifications thereof, and all substitutions therefor, in whole or in part, are herein sometimes referred to as the “Secured Indebtedness”).

ARTICLE IV

COVENANTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF MORTGAGORS

Mortgagors hereby covenant, represent, warrant and agree that:

4.1.           Payment of Indebtedness.  Mortgagors will duly and punctually pay or cause to be paid when due all of the Secured Indebtedness.

4.2.           Warranties.  a)  Mortgagors, to the extent of the interests specified in Exhibit A, have good and defensible title, subject to Permitted Encumbrances, to each property right or interest constituting the Mortgaged Property, and have a good and legal right to make the grant and conveyance made in this Mortgage; (b) Mortgagors’ present Net Revenue Interest in the Mortgaged Property is not less than that specified in Exhibit A and if no interest is specified, includes all their interests however specified in and to the Oil and Gas Leases and Lands described on Exhibit A; and (c) the Mortgaged Property is free from all Liens other than Permitted Encumbrances.  Mortgagors will warrant and forever defend (subject to those Permitted Encumbrances described in clauses (b) and (f) of the definition of “Permitted Encumbrances” set forth above) the Mortgaged Property unto Mortgagee and Mortgagee’s successors, legal representatives and assigns, and Trustee and Trustee’s successors, legal representatives and assigns, against every Person whomsoever lawfully claiming the same or any part thereof, and Mortgagors will maintain and preserve the Lien hereby created so long as any of the Secured Indebtedness remains unpaid, except where such failure to comply would not have a Material Adverse Effect.

4.3.           Further Assurances.  Mortgagors will execute and deliver such other and further instruments and will do such other and further acts as in the reasonable discretion of Mortgagee may be necessary or desirable to carry out more effectively the purposes of this Mortgage, including, without limiting the generality of the foregoing, (a) prompt correction of any material defect which may hereafter be discovered in the title to the Mortgaged Property or in the execution and acknowledgment of this Mortgage, any Notes, the Credit Agreements, or any other document used in connection herewith or at any time delivered to Mortgagee in connection with any of the Secured Indebtedness, and (b) if required by Section 8.1 hereof, prompt execution and delivery of all division or transfer orders that in the reasonable discretion of Mortgagee are needed to transfer effectively the assigned proceeds of production from the Mortgaged Property to Mortgagee.

4.4.           Taxes.  To the extent and in the manner required by the Credit Agreements, and to the extent not prohibited by applicable law, Mortgagors will promptly pay, or cause to be paid, all taxes legally imposed upon this Mortgage or upon the Mortgaged Property or upon the interest of Mortgagee therein, or upon the income, profits, proceeds and other revenues thereof.

4.5.           Operation of the Mortgaged Property.  So long as the Secured Indebtedness or any part thereof remains unpaid:

(a)           Mortgagors shall maintain and operate the Mortgaged Property in a good and workmanlike manner and will observe and comply with all of the terms and provisions, express or implied, of all Oil and Gas Leases relating to the Mortgaged Property so long as such Oil and Gas Leases are capable of producing Hydrocarbons in paying quantities, except where such failure to comply would not have a Material Adverse Effect;

(b)           Mortgagors shall comply with all contracts and agreements applicable to or relating to the Mortgaged Property or the production and sale of Hydrocarbons therefrom, except to the extent a failure to so comply would not have a Material Adverse Effect;

(c)           Mortgagors shall, at all times, maintain, preserve and keep all Operating Equipment used with respect to the Mortgaged Property in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such Operating Equipment shall at all times be properly preserved and maintained, except where such failure to comply would not have a Material Adverse Effect; provided that no item of Operating Equipment need be so repaired, renewed, replaced, added to or improved, if Mortgagors shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the Mortgaged Property;

(d)           Mortgagors shall cause the Mortgaged Property to be kept free and clear of all Liens other than Permitted Encumbrances;

(e)           Mortgagors shall comply with the terms of the Credit Agreements with respect to maintenance of insurance.  All loss payable clauses or provisions in said policy or policies shall be endorsed in favor of and made payable to Mortgagee, as its interest may appear.  Mortgagee shall have the right to collect, and Mortgagors hereby assign to Mortgagee, any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of the Mortgaged Property, and Mortgagee may, at its election, either apply all or any part of the sums so collected toward payment of the Secured Indebtedness, whether or not such Secured Indebtedness, or any portion thereof, is then due and payable, in such manner as Mortgagee may elect, or release same to Mortgagors; and

(f)           Mortgagors shall not sell, lease, transfer, abandon or otherwise dispose of any portion of the Mortgaged Property or any of Mortgagors’ rights, titles or interests therein or thereto, except as specifically permitted in the Credit Agreements.

4.6.           Recording.  Mortgagors will promptly, and at Mortgagors’ sole cost and expense, record, register, deposit and file this Mortgage and every other instrument in addition or  supplemental hereto in such offices and places and at such times and as often as may be necessary to place of record and perfect the Lien hereof as a perfected Lien on real or personal property, as the case may be, subject only to Permitted Encumbrances, and the rights and remedies of Mortgagee, and otherwise will do and perform all matters or things necessary or expedient to be done or observed by reason of any law or regulation of any state or of the United States or of any other competent authority, for the purpose of effectively operating, maintaining and preserving the Lien hereof on the Mortgaged Property.

4.7.           Records, Statements and Reports.  Mortgagors will keep proper books of record and account in which complete and correct entries will be made of Mortgagors’ transactions in accordance with sound accounting principles, consistently applied and will, to the extent required by the Credit Agreements, furnish or cause to be furnished to Mortgagee (a) all reports required under the Credit Agreements, and (b) such other information concerning the business and affairs and financial condition of Mortgagors as Mortgagee may, from time to time reasonably request.

4.8.           No Government Approvals.  Mortgagors warrant that no approval or consent of any Person is necessary to authorize the execution and delivery of this Mortgage or any of the  other Credit Agreements or the Notes, or to authorize the observance or performance by Mortgagors of the covenants herein or therein contained.

4.9.           Right of Entry.  Mortgagors will permit Mortgagee, or the agents or designated representatives of Mortgagee, to enter upon the Mortgaged Property, and all parts thereof, for the purposes of investigating and inspecting the condition and operation thereof.

The representations and warranties set forth in the Credit Agreements are incorporated herein by reference as if set forth herein, and each such representation and warranty is true and correct.

ARTICLE V

ADDITIONS TO MORTGAGED PROPERTY

It is understood and agreed that Mortgagors may periodically subject additional properties to the Lien of this Mortgage.  In the event that additional properties are to be subjected to the Lien hereof, the parties hereto agree to execute a supplemental mortgage, satisfactory in form and substance to Mortgagee, together with any security agreement, financing statement or other security instrument required by Mortgagee, all in form and substance satisfactory to Mortgagee and in a sufficient number of executed (and, where necessary or appropriate, acknowledged) counterparts for recording purposes.  Upon execution of such supplemental mortgage, all additional properties thereby subjected to the Lien of this Mortgage shall become part of the Mortgaged Property for all purposes.

ARTICLE VI

ENFORCEMENT OF THE SECURITY

6.1.           General Remedies.  Upon the occurrence and during the continuance of an Event of Default, Mortgagee may perform or direct Trustee to perform any one or more of the following acts, subject to and in accordance with any applicable provision of the Credit Agreements and to any mandatory requirements or limitations of applicable law then in force:

(a)           exercise all of the rights, remedies, powers and privileges of Mortgagors with respect to the Mortgaged Property or any part thereof, give or withhold all consents required therein which, with respect to the Mortgaged Property or any part thereof, Mortgagors would otherwise be entitled to give or withhold and perform or attempt to perform any covenants in this Mortgage which Mortgagors are obligated to perform; provided that no payment or performance by Mortgagee shall constitute a waiver of any Event of Default, and Mortgagee shall be subrogated to all rights and Liens securing the payment of any debt, claim, tax or assessment for the payment of which Mortgagee may make an advance or which Mortgagee may pay;

(b)           execute and deliver to such Person or Persons as may be designated by Mortgagee appropriate powers of attorney to act for and on behalf of Mortgagors in all transactions with any federal, state or local agency with respect to any of the Mortgaged Property;

(c)           exercise any and all other rights or remedies granted to Mortgagee pursuant to the provisions of any of the Credit Agreements and applicable law;

(d)           if Mortgagors have failed to keep or perform any covenant whatsoever contained in any Credit Agreement or this Mortgage, Mortgagee may, at its option, perform or attempt to perform such covenant.  Any payment made or expense incurred in the performance or attempted performance of any such covenant shall be a part of the Secured Indebtedness, and Mortgagors promise, upon demand, to pay to Mortgagee, at the place where the Notes are payable, or at such other place as Mortgagee may direct by written notice, all sums so advanced or paid by Mortgagee, with interest at the rate set forth in Section 2.2 of the Notes from the date when paid or incurred by Mortgagee.  No such payment by Mortgagee shall constitute a waiver of any Event of Default;

(e)           Mortgagee may, at its option, without notice, demand, presentment, notice of intent to accelerate or of acceleration, or notice of protest, all of which are hereby expressly waived by Mortgagors, declare the entire unpaid balance of the Secured Indebtedness, or any part thereof, immediately due and payable, and upon such declaration it shall be immediately due and payable, and the Liens hereof shall then be subject to foreclosure in accordance with applicable law; and

(f)            upon the occurrence of an Event of Default, this Mortgage may be foreclosed as to the Mortgaged Property, or any part thereof, in any manner permitted by applicable law.

Mortgagee may request Trustee to, and in such event Trustee is hereby authorized and empowered and it shall be his or her special duty upon such request of Mortgagee and to the extent permitted by applicable law, proceed with foreclosure and sell all or any part of the Mortgaged Property at one or more sales, as an entirety or in parcels, at such place or places and otherwise in such manner and upon such notice as may be required by applicable law or, in the absence of any such requirement, as Trustee or Mortgagee may deem appropriate, and to make conveyance to the purchaser or purchasers thereof.  Any such sale shall be made to the highest bidder or bidders for cash, at the courthouse door of the county wherein the Mortgaged Property is situated; provided that, if the Mortgaged Property is situated in more than one county, such sale of the Mortgaged Property, or part thereof, may be made in any county wherein any part of the Mortgaged Property is situated.  Such sale shall be made at public outcry, on the day of any month, during the hours of such day, and after written notices thereof have been publicly posted in such places and for such time periods and all Persons entitled to notice thereof have been sent such notice, all as required by applicable law.  If the applicable law in force as of the date of execution hereof should hereafter be amended to require a different notice of sale applicable to sales of property of the nature of the Mortgaged Property under powers of sale conferred by mortgages or deeds of trust, Trustee may, in his or her sole discretion, to the extent permitted by applicable law, give either the notice of sale required by applicable law in effect on the date of execution hereof or the notice of sale prescribed by the amended law; and nothing herein shall be deemed to require Mortgagee or Trustee to do, and Mortgagee and Trustee shall not be required to do, any act other than as required by applicable law in effect at the time of any such sale.  After such sale, Trustee shall make to the purchaser or purchasers thereunder good and sufficient deeds, assignments or bills of sale in the name of Mortgagors, conveying or transferring the Mortgaged Property, or any part thereof, so sold to the purchaser or purchasers containing such warranties of title as are customarily given, which warranties shall be binding upon Mortgagors.

Sale of a part of the Mortgaged Property shall not exhaust the power of sale granted hereby, but sales may be made from time to time until the Secured Indebtedness is paid and performed in full.  It shall not be necessary to have present or to exhibit at any such sale any of the Personal Property.  In addition to the rights and other powers of sale granted under the preceding provisions of this Section 6.1(f), if default is made in the payment of any installment of the Secured Indebtedness, Mortgagee may, at its option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Secured Indebtedness to be due and payable, orally or in writing, enforce, or direct Trustee to enforce (as provided by applicable law), the Liens created by this Mortgage and sell the Mortgaged Property subject to such matured indebtedness and the Liens securing its payment, in the same manner, on the same terms, at the same place and time and after having given notice in the same manner, all as provided in the preceding provisions of this Section 6.1(f).  After such sale, Mortgagee or Trustee (as provided by applicable law) shall make due conveyance to the purchaser or purchasers.  Sales made without maturing the Secured Indebtedness may be made hereunder whenever there is a default in the payment of any installment of the Secured Indebtedness without exhausting the power of sale granted hereby and without affecting in any way the power of sale granted under this Section 6.1(f), the unmatured balance of the Secured Indebtedness (except as to any proceeds of any sale which Mortgagee may apply as prepayment of the Secured Indebtedness), or the Liens securing payment of the Secured Indebtedness.  The sale or sales of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Mortgagee or Trustee (as provided by applicable law) is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold.  It is intended by each of the foregoing provisions of this Section 6.1(f) that Trustee may, after any request or direction by Mortgagee, sell not only the Subject Properties but also all other items constituting a part of the Mortgaged Property along with the Subject Properties, or any part thereof, all as a unit and as a part of a single sale, or may sell any part of the Mortgaged Property separately from the remainder of the Mortgaged Property.  If the proceeds of such sale or sales of less than the whole of such Mortgaged Property shall be less than the aggregate of the Secured Indebtedness and the expense of enforcing the trust created by this Mortgage, the Liens of this Mortgage shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale or sale of less than the whole of the Mortgaged Property had occurred, but Mortgagee shall have the right, at its sole election, to request Trustee to sell less than the whole of the Mortgaged Property.  In the event any questions should be raised as to the regularity or validity of any sale hereunder, Mortgagee or Trustee (as provided by applicable law) shall have the right and is hereby authorized to make resale of said property so as to remove any questions or doubt as to the regularity or validity of the previous sale, and as many resales may be made as may be appropriate.  It is agreed that, in any deed or deeds given by Mortgagee or Trustee (as provided by applicable law), any and all statements of fact or other recitals therein made as to the identity of Mortgagee, or as to the occurrence or existence of any Event of Default, or as to the request to sell, notice of sale, time, place, terms, and manner of sale, and receipt, distribution, and application of the money realized therefrom, or as to the due and proper appointment of a substitute trustee, and, without being limited by the foregoing, as to any other act or thing having been duly done by Mortgagee or by Trustee shall be taken by any Governmental Authority as prima facie evidence that the said statements or recitals are true and correct and are without further question to be so accepted, and Mortgagors do hereby ratify and confirm any and all acts that Trustee or Mortgagee may lawfully do in the premises by virtue hereof.  In the event of the resignation or death of Trustee, or his or her failure, refusal, or inability, for any reason, to make any such sale or to perform any of the trusts herein declared, or, at the option of Mortgagee, without cause, Mortgagee may appoint at its sole discretion, in writing, a substitute trustee, who shall thereupon succeed to all the estates, titles, rights, powers, and trusts herein granted to and vested in Trustee.  If Mortgagee is a national banking association or a corporation, such appointment may be made on behalf of such Mortgagee by any Person who is then the president, or any vice-president, or the cashier or secretary, or any other authorized officer or agent of Mortgagee.  In the event of the resignation or death of any such substitute trustee, or his or her failure, refusal, or inability to make such sale or perform such trusts, or, at the option of Mortgagee, without cause, Mortgagee may appoint successive substitute trustees from time to time in the same manner.  Wherever herein the word “Trustee” is used, the same shall mean the Person who is the duly appointed Trustee or substitute trustee hereunder at the time in question.

(g)           Mortgagee may, or Trustee may upon written request of Mortgagee, in lieu of or in addition to exercising the power of sale provided for in Section 6.1(f) hereof, proceed by suit or suits, at law or in equity, to enforce the payment and performance of the Secured Indebtedness in accordance with the terms hereof and of the Credit Agreements evidencing it, to foreclose the Liens of this Mortgage as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction.

(h)           To the extent permitted by law, upon the acceleration of the Secured Indebtedness, Mortgagee, as a matter of right and without regard to the sufficiency of the Mortgaged Property, and without any showing of insolvency, fraud or mismanagement on the part of Mortgagors, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Mortgaged Property, or any part thereof, and of the income, royalties, revenues, bonuses, production payments, delay rentals, benefits, rents, issues and profits thereof.  Mortgagors hereby consent to the appointment of such receiver or receivers and agree not to oppose any application therefor by Trustee or Mortgagee.

(i)            Upon the acceleration of the Secured Indebtedness, Mortgagee may (without notification, if permitted by applicable law) enter upon the Mortgaged Property, take possession of the Mortgaged Property and remove the Personal Property or any part thereof, with or without judicial process and, in connection therewith, without any responsibility or liability on the part of Mortgagee, take possession of any property located on or in the Mortgaged Property which is not a part of the Mortgaged Property and hold or store such property at Mortgagors’ expense.  If necessary to obtain the possession provided for in this Section 6.1 (i), Mortgagee or Trustee may undertake any and all remedies to dispossess Mortgagors, including, specifically, one or more actions for forcible entry and detainer, trespass to try title and restitution.

(j)            Mortgagee may require Mortgagors to assemble any Personal Property and any other items of the Mortgaged Property, or any part thereof, and make it available to Mortgagee at a place reasonably convenient to Mortgagors and Mortgagee to be designated by Mortgagee.

(k)           Mortgagee may surrender the insurance policies maintained pursuant to the Credit Agreements, or any part thereof, and receive and apply the unearned premiums as a credit on the Secured Indebtedness, and, in connection therewith, Mortgagors hereby appoint Mortgagee as the agent and attorney-in-fact for Mortgagors (with full powers of substitution) to collect such premiums, which power of attorney shall be deemed to be a power coupled with an interest and therefore irrevocable until the release of the Liens evidenced by this Mortgage.

(l)            Mortgagee may retain the Personal Property and any other items of the Mortgaged Property, or any part thereof, in satisfaction or partial satisfaction of the Secured Indebtedness whenever the circumstances are such that Mortgagee is entitled to do so under the Code.

(m)           Mortgagee shall have the right to become the purchaser at any sale of the Mortgaged Property held by Mortgagee, Trustee or by any court, receiver or public officer, and Mortgagee shall have the right to credit upon the amount of the bid made therefor, the amount payable out of the net proceeds of such sale to Mortgagee.  Recitals contained in any conveyance made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, interest accrued on, and fees payable in respect of the Secured Indebtedness after the same have become due and payable, and advertisement and conduct of such sale in the manner provided herein or appointment of any successor Trustee hereunder.

(n)           Mortgagee may buy any Personal Property and any other items of the Mortgaged Property or any part thereof at any private disposition if the Mortgaged Property or the part thereof being disposed of is a type customarily sold in a recognized market or a type which is the subject of widely distributed standard price quotations.

(o)           Mortgagee shall have and may exercise any and all other rights which Mortgagee may have under the Code, by virtue of the Credit Agreements, this Mortgage, at law, in equity or otherwise.

Mortgagee shall have no obligation to do, or refrain from doing, any of the acts, or to make or refrain from making any payment, referred to in this Section 6.1.

6.2.           Foreclosure by Judicial Proceedings.  Upon the occurrence of an Event of Default, Mortgagee may proceed, where permitted by law, by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Mortgaged Property, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property, or for the enforcement of any other appropriate legal or equitable remedy.

6.3.           Receipt to Purchaser.  Upon any sale by virtue of judicial proceedings, the receipt of the officer making such sale under judicial proceedings shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, or his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of such officer therefor, be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof.

6.4.           Effect of Sale.  Any sale or sales of the Mortgaged Property or portions thereof where permitted by law shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of Mortgagors of, in and to the premises and the property sold and shall be a perpetual bar, both at law and in equity, against Mortgagors, and Mortgagors’ successors, legal representatives or assigns, and against any and all Persons claiming or who shall thereafter claim all or any of the property sold by, through or under Mortgagors, or Mortgagors’ successors, legal representatives and assigns.  Nevertheless, Mortgagors, if requested by Mortgagee to do so, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

6.5.           Application of Proceeds.  The proceeds of any sale of or other realization on the Mortgaged Property, or any part thereof, shall be applied by Mortgagee to the Secured Indebtedness in such order as Mortgagee shall elect.

6.6.           Mortgagors’ Waiver of Right to Appraisement, Marshaling, etc.  Mortgagors agree, to the full extent that Mortgagors may lawfully so agree, that Mortgagors will not at any time, insist upon or plead or, in any manner whatsoever, claim the benefit of any stay, extension or redemption law now or hereafter in force in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or any portion thereof or the possession thereof by any purchaser at any sale made pursuant to any provision hereof or pursuant to the decree of any court of competent jurisdiction; but Mortgagors, and all who may claim through or under Mortgagors, so far as Mortgagors or those claiming through or under Mortgagors now or hereafter lawfully may, hereby waive the benefit of all such laws.  Mortgagors and all who may claim through or under Mortgagors, waive, to the extent that Mortgagors or those claiming through or under Mortgagors may lawfully do so, any and all rights of appraisement and any and all right to have the Mortgaged Property marshaled upon any foreclosure of the Lien hereof or sold in inverse order of alienation and agree that any court having jurisdiction to foreclose such Lien may sell the Mortgaged Property as an entirety.  If any law in this Section 6.6 referred to and now in force, of which Mortgagors or Mortgagors’ successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this Section 6.6.

6.7.           Costs and Expenses.  All reasonable costs, expenses (including attorneys’ fees) and payments incurred or made by Mortgagee in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by Mortgagors to the party incurring such or making such costs, expenses or payments and shall bear interest at a rate per annum equal to the rate set forth in Section 2.2 of the Notes, all of which shall constitute a portion of the Secured Indebtedness.

6.8.           Mineral Leasing Act. Notwithstanding any other provisions of this Mortgage, any Oil and Gas Leases covered by this Mortgage which are subject to the Mineral Leasing Act of 1920, as amended, and the regulations promulgated thereunder, shall not be sold or otherwise disposed of to any party other than citizens of the United States, or to associations of such citizens or to any corporation organized under the laws of the United States, or any state or territory thereof that are qualified to own or control interests in such Oil and Gas Leases under the provisions of such Mineral Leasing Act and regulations, or to Persons who may acquire ownership or interest in such Oil and Gas Leases under the provisions of 30 U.S.C. § 184(g), if applicable, as such Mineral Leasing Act or regulations are now or may be from time to time in effect.

6.9.           Operation of the Mortgaged Property by Mortgagee.  Upon the occurrence of an Event of Default that is continuing and the acceleration of the Secured Indebtedness under any Credit Agreement, and in addition to all other rights herein conferred on Mortgagee, Mortgagee (or any Person designated by Mortgagee) shall, to the extent permitted by applicable law, have the right and power, but not the obligation, to enter upon and take possession of any of the Mortgaged Property and to exclude Mortgagors, and Mortgagors’ agents or servants, wholly therefrom and to hold, use, administer, manage and operate the same to the extent that Mortgagors shall be at the time entitled to do any of such things and in Mortgagors’ place and stead.  Mortgagee (or any Person designated by Mortgagee) may operate the same without any liability or duty to Mortgagors in connection with such operations, except to use ordinary care in the operation of such Mortgaged Property, and Mortgagee or any Person designated by Mortgagee shall have the right to collect and receive all Hydrocarbons produced and sold from the Mortgaged Property, the proceeds of which shall be applied to the Secured Indebtedness in such order as Mortgagee shall elect, to make repairs, purchase machinery and equipment, conduct workover operations, drill additional wells and to exercise every power, right and privilege of Mortgagors with respect to the Mortgaged Property.  When and if such expenses of such operation and development (including costs of unsuccessful workover operations or additional wells) have been paid and the Secured Indebtedness paid and performed in full, such Mortgaged Property shall, if there has been no sale or foreclosure thereof, be returned to Mortgagors.

6.10.         Additional Waivers.  In order to enforce this Mortgage, Mortgagee or Trustee shall not be obligated (a) to foreclose any other mortgage or deed of trust covering Mortgaged Property located in another State, seek a deficiency after any such foreclosure or otherwise enforce Mortgagee’s rights in any of the other Mortgaged Property; or (b) to seek an injunction (prohibitive or mandatory), the appointment of a receiver, an order modifying any stay in any federal or state bankruptcy, reorganization or other insolvency proceedings relating to any of the Mortgaged Property or any portion thereof, or any other extraordinary relief.  Mortgagors waive, to the fullest extent permitted by law, any defense Mortgagors may have to any liability hereunder based on Mortgagee’s failure or refusal to prosecute, or any lack of diligence or delay in prosecuting, any action or proceeding to enforce any other mortgage or deed of trust.  If Mortgagee elects to enforce this Mortgage before, or without, enforcing its rights with respect to any Mortgaged Property covered by any other Mortgage, Mortgagors waive, to the fullest extent permitted by law, any right Mortgagors may have, whether statutory or otherwise, to set off the value of any other Mortgaged Property, or any portion thereof, against the Secured Indebtedness.  If Mortgagee elects to enforce its mortgages or deeds of trust covering all or any portion of the Mortgaged Property located in other States, or in conjunction with the enforcement of this Mortgage, Mortgagee is authorized to purchase all or any part of such other Mortgaged Property at public or private sale or as otherwise provided by applicable law, and to credit the purchase price against the Secured Indebtedness in such order or manner as Mortgagee determines in its sole discretion and to preserve Mortgagee’s rights and Liens under this Mortgage for any portion of the Secured Indebtedness that remains unpaid.  Mortgagors waive to the fullest extent permitted by applicable law any right to claim or seek any credit against the Secured Indebtedness in excess of the actual amount bid or received by Mortgagee in connection with the foreclosure of Mortgagee’s Liens on any of the Mortgaged Property located in such other States.  Mortgagors further agree that Mortgagee shall not be required (a) to seek or obtain a deficiency judgment in or pursuant to any action or proceeding to foreclose this Mortgage as a condition of later enforcing any mortgage or deed of trust covering Mortgaged Property located in another State, or (b) to seek or obtain a deficiency judgment in or pursuant to any action or proceeding to foreclose any such other mortgage or deed of trust as a condition of later enforcing this Mortgage.  Notwithstanding the foregoing, if Mortgagee in good faith believes that it may be required either to obtain a deficiency judgment to enforce this Mortgage after enforcement of a mortgage or deed of trust covering Mortgaged Property located in another State or to enforce another mortgage or deed of trust after enforcement of this Mortgage then Mortgagors agree that Mortgagee shall be entitled to seek and obtain such a deficiency judgment notwithstanding any contrary or inconsistent provision contained in any Credit Agreement.

ARTICLE VII

MISCELLANEOUS

7.1.           Advances by Mortgagee.  Each and every covenant herein contained shall be performed and kept by Mortgagors solely at Mortgagors’ expense.  If Mortgagors shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this Mortgage, Mortgagee or any receiver appointed hereunder may, but shall not be obligated to, make advances to perform the same on Mortgagors’ behalf, and Mortgagors hereby agree to repay such sums upon demand plus interest at a rate per annum equal to the rate of interest set forth in Section 2.2 of the Notes.  No such advance shall be deemed to relieve Mortgagors from any Event of Default hereunder.

7.2.           Defense of Claims.  Mortgagors will notify Mortgagee, in writing, promptly of the commencement of any legal proceedings of which Mortgagors have notice affecting or which could adversely effect the Lien hereof or the status of or title to the Mortgaged Property or any material part thereof and will take such action, employing attorneys agreeable to Mortgagee, as may be necessary to preserve Mortgagors’ or Mortgagee’s rights affected thereby; and should Mortgagors fail or refuse to take any such action, Mortgagee may take such action on behalf and in the name of Mortgagors and at Mortgagors’ sole cost and expense.  Moreover, Mortgagee may take such independent action in connection therewith as it may, in its sole discretion, deem proper without any liability or duty to Mortgagors except to use ordinary care, Mortgagors hereby agreeing that all sums advanced or all expenses incurred in such actions plus interest at a rate per annum equal to the rate of interest set forth in Section 2.2 of the Notes will, on demand, be reimbursed to Mortgagee or any receiver appointed hereunder.

7.3.           Defeasance.  If the Secured Indebtedness shall be paid and discharged in full then, and in that case only, this Mortgage shall be null and void and the interests of Mortgagor in the Mortgaged Property shall become wholly clear of the Lien created hereby, and such Lien shall be released in due course at the cost of Mortgagors.  Mortgagee will, at Mortgagors’ sole expense, execute and deliver to Mortgagors all releases and other instruments reasonably requested of the Lien created hereunder.  Otherwise, this Mortgage shall remain and continue in full force and effect.

7.4.           Renewals, Amendments and Other Security.  Renewals, refinancings and extensions of the Secured Indebtedness may be given at any time, and amendments may be made to this Mortgage, the Credit Agreements, and any other agreements relating to any part of the Secured Indebtedness, and Mortgagee may take or may hold other security for the Secured Indebtedness.  Any amendment of this Mortgage shall be by written instrument and need be executed only by the party against whom enforcement of such amendment is asserted.  Mortgagee may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this Mortgage, which shall continue as a first Lien upon the Mortgaged Property not expressly released until all Secured Indebtedness secured hereby is fully paid and discharged.

7.5.           Instrument and Assignment, etc.  This Mortgage shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, financing statement, real estate mortgage, pledge, security agreement, or any combination thereof, and to the extent that any particular jurisdiction wherein a portion of the Mortgaged Property is situated does not recognize or permit Mortgagors to grant, bargain, sell, warrant, mortgage, assign, transfer or convey Mortgagors’ rights, titles and interests to Mortgagee in the manner herein adopted, with respect to the Mortgaged Property located in such jurisdiction, Mortgagors do hereby grant, bargain, sell, warrant, mortgage, assign, transfer and convey unto Mortgagee the Mortgaged Property to secure the Secured Indebtedness and the obligations of Mortgagors contained herein.

7.6.           Limitation on Interest.  Regardless of any provision contained in this Mortgage or any of the Credit Agreements, Mortgagee shall never be entitled to receive, collect, or apply, as interest on the Loans, any amount in excess of the Maximum Lawful Rate, and in the event Mortgagee ever receives, collects or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the Loans are paid or discharged in full, any remaining excess shall promptly be paid to Mortgagors.  In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, Mortgagors shall, to the extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the particular Note, so that the interest rate is the Maximum Lawful Rate throughout the entire term of such Note; provided, however, that if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, Mortgagee shall refund to Mortgagors the amount of such excess, and, in such event, Mortgagee shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.

7.7.           Unenforceable or Inapplicable Provisions.  If any provision of this Mortgage or in any of the Credit Agreements is invalid or unenforceable in any jurisdiction, the other provisions hereof or of any of the Credit Agreements shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of Mortgagee in order to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.  Any reference herein contained to statutes or laws of a state in which no part of the Mortgaged Property is situated shall be deemed inapplicable to, and not used in, the interpretation hereof.

7.8.           Rights Cumulative.  Each and every right, power and remedy herein given to Mortgagee shall be cumulative and not exclusive; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by Mortgagee, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time and thereafter, any other right, power or remedy.  No delay or omission by Mortgagee in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

7.9.           Waiver by Mortgagee.  Any and all covenants in this Mortgage may, from time to time, by instrument in writing signed by Mortgagee be waived to such extent and in such manner as Mortgagee may desire, but no such waiver shall ever affect or impair Mortgagee’s rights and remedies or Liens hereunder, except to the extent specifically stated in such written instrument.

7.10.         Successors and Assigns.  This Mortgage is binding upon Mortgagors, and Mortgagors’ heirs, devisees, successors, personal and legal representatives and assigns, and shall inure to the benefit of Mortgagee and Trustee and their successors, legal representatives and assigns, and the provisions hereof shall likewise be covenants running with the Lands.

7.11.         Article and Section Headings.  The article and section headings in this Mortgage are inserted for convenience and shall not be considered a part of this Mortgage or used in its interpretation.

7.12.         Counterparts.  This Mortgage may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which are identical, except that, to facilitate recordation in any particular county or parish, counterpart portions of Exhibit A which describe properties situated in counties or parishes other than the county or parish in which such counterpart is to be recorded may be omitted.

7.13.         Special Filing as Financing Statements.  This Mortgage shall likewise be a security agreement and a financing statement by virtue of Mortgagors, as debtors, granting to Mortgagee, its successors, legal representatives and assigns, as secured party, a security interest in all personal property, as-extracted collateral, fixtures, accounts, contract rights, general intangibles, inventory, goods, chattel paper, instruments, documents and money described or referred to in granting clauses (a) through (j) of Article 2 hereof and all proceeds and products from the sale, lease or other disposition of the Mortgaged Property or any part thereof.  The addresses shown in Section 7.14 hereof are the addresses of Mortgagors and Mortgagee and information concerning the security interest may be obtained from Mortgagee at its address.  Without in any manner limiting the generality of any of the foregoing provisions hereof: (a) some portion of the goods described or to which reference is made herein are or are to become fixtures on the Lands described or to which reference is made herein; (b) the minerals and the like (including oil and gas) included in the Mortgaged Property and the accounts resulting from the sale thereof will be financed at the wellhead(s) or minehead(s) of the well(s) or mine(s) located on the Lands described or to which reference is made herein; and (c) this Mortgage is to be filed of record, among other places, in the real estate records of each county or parish in which the Lands, or any part thereof, are situated, as a financing statement, but the failure to do so will not otherwise affect the validity or enforceability of this Mortgage.  Mortgagors authorize Mortgagee to file such amendments to this Mortgage, financing statements and amendments thereto, and continuation statements as Mortgagee deems reasonable or necessary to perfect and maintain the perfection of the Liens granted herein, including such Liens with respect to any additions to the Mortgaged Property as provided in Article 5.

7.14.         Notices.  Whenever this Mortgage requires or permits any consent, approval, notice, request or demand from one party to another, such consent, approval, notice or demand shall, unless otherwise required under applicable law, be given in accordance with the provisions of the Credit Agreements, addressed to the party to be notified at the address stated below (or such other address as may have been designated in accordance with the provisions of the Credit Agreements):

MORTGAGORS-DEBTORS	MORTGAGEE-SECURED PARTY

New Century Energy Corp.
Attn: Chief Financial Officer
5851 San Felipe, Suite 775
Houston, Texas 77057
Fax: 713-266-4358
Century Resources, Inc.
Attn: Chief Financial Officer
5851 San Felipe, Suite 775
Houston, Texas 77057
Fax:           713-266-4358

LV Administrative Services, Inc. c/o Laurus Capital Management, LLC 335 Madison Avenue, 10th Floor New York, New York 10017 Facsimile: 212-581-5037
with copies to:	with copies to:
David M. Loev, Esquire The Loev Law Firm, PC 6300 West Loop South, Suite 280 Bellaire, Texas 77401 Facsimile: 713-524-4122

Loeb & Loeb, LLP
Attn: Scott J. Giordano, Esq.
345 Park Avenue
New York, New York 10154
Facsimile: 212-407-4990

and to:

Jackson Walker L.L.P.
Attn: Michael P. Pearson
1401 McKinney St., Suite 1900
Houston, Texas 77010
Facsimile: 713-752-4221

7.15.         GOVERNING LAW.  THIS MORTGAGE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA.

7.16.         Future Advances: Maximum Secured Amount.  This Mortgage covers not only the proceeds of the Loan, but all advances hereafter made by Mortgagee to or for the benefit of Mortgagors (the “Future Advances”), including, without limitation, any amounts advanced by Mortgagee in satisfying, on Mortgagors’ behalf, any of the Secured Indebtedness, and any advances made in accordance herewith by Mortgagee to protect its security, and any other advances by Mortgagee.  The maximum amount secured hereby may be advanced and repaid, and again advanced and repaid from time to time, in Mortgagee’ sole and absolute discretion, and this Mortgage shall become enforceable upon recording and shall have priority over all other parties whose rights arose after the recording hereof, with respect to all funds advanced by Mortgagee to Mortgagors, regardless of whether such funds were advanced before or after the arising of such other party’s rights.  Nothing herein shall be interpreted as requiring Mortgagee to make any Future Advances hereunder.

7.17.         Recording.  Executed original counterparts of this Mortgage are to be filed for record in the records of the Counties wherein the Mortgaged Property is situated, and shall have annexed thereto as Exhibit A, only the portions or divisions containing specific descriptions of the Mortgaged Property relating to the Lands located in such Counties.  Whenever a recorded counterpart of this Mortgage contains specific descriptions which are less than all of the descriptions contained in any full counterpart lodged with Mortgagee, the omitted descriptions are hereby included by reference in such recorded counterpart as if each recorded counterpart conformed to any full counterpart lodged with Mortgagee.

ARTICLE VIII

ASSIGNMENT OF PRODUCTION

8.1.           Assignment.  For the purpose of further securing the Secured Indebtedness and the performance of Mortgagors’ covenants hereunder, Mortgagors do hereby TRANSFER, ASSIGN, AND CONVEY unto Mortgagee any and all of the interests of Mortgagors in and to the Hydrocarbons that may be produced from, or attributable to, the Mortgaged Property on and after the date of execution hereof, together with the proceeds of the sale thereof and attributable thereto.  This assignment is made upon the following terms and conditions: (a) pipeline companies and others purchasing the oil, gas, minerals and other substances listed above produced and to be produced from said property are hereby authorized and directed to pay directly to Mortgagee the interests of Mortgagors in and to the proceeds of the sale of the oil, gas, minerals and other substances listed above produced, to be produced and attributable to said property and to continue such payments until they have been furnished with a release hereof executed in writing by Mortgagee, and the receipt of Mortgagee for monies so paid to it shall be a full and complete release, discharge and acquittance to any such pipeline company or other purchaser, to the extent of all amounts so paid; (b) Mortgagee is hereby authorized to receive and collect the proceeds of the sale of the oil, gas, minerals and other substances listed above assigned to it hereunder and to apply the funds so received first toward the payment of the expenses, if any, incurred in the collection thereof then toward the payment of the Secured Indebtedness, any balance remaining after the full and final payment of the Secured Indebtedness to be held subject to the order of Mortgagors; (c) Mortgagee shall have the right, at its sole option, at any time, and from time to time, to release to, or on the order of, Mortgagors all or any portion of the funds assigned to Mortgagee hereunder, and no such releases shall affect or impair the Lien of this Mortgage or the validity and effect of the assignment contained in this Article 8; (d) Mortgagee shall never be under any obligation to enforce the collection of the funds assigned to it hereunder, nor shall it ever be liable for failure to exercise diligence in the collection of such funds, but it shall only be accountable for the sums that it shall actually receive; (e) Mortgagors covenant to cause all pipeline companies or other purchasers of the oil, gas, minerals and other substances listed above produced from and attributable to said property to pay promptly to Mortgagee, at the office of Mortgagee at the address of Mortgagee stated above, the interests of Mortgagors in and to the proceeds of the sale thereof; and (f) upon the full and final payment of the Secured Indebtedness, Mortgagee, at the request of Mortgagors, at Mortgagors’ sole cost and expense, shall execute and deliver to Mortgagors a reassignment hereof, without recourse, representations or warranties.  Notwithstanding the foregoing provisions of this Section 8.1, so long as no Event of Default has occurred and shall be continuing, Mortgagors may continue to receive from the purchasers of production all such Hydrocarbons and proceeds of the sale thereof, subject, however, to the Liens created under this Mortgage.  If an Event of Default has occurred and is continuing, Mortgagee may exercise all rights and remedies granted hereunder, including, without limitation, the right to obtain possession of all Hydrocarbons and proceeds of the sale thereof then held by Mortgagors or to receive directly from the purchasers all other Hydrocarbons and proceeds of the sale thereof.

8.2.           Power of Attorney.  In consideration of the Loans evidenced by the Notes, Mortgagors hereby designate and appoint Mortgagee as Mortgagors’ true and lawful agent and attorney-in-fact (with full power of substitution, either generally or for such limited periods or purposes as Mortgagee may, from time to time, prescribe) with full power and authority for and on behalf and in the name of Mortgagors upon the occurrence of an Event of Default that is continuing, to execute, acknowledge and deliver all such division orders, transfer orders, certificates and any and all other documents of every nature as may, from time to time, be necessary or proper to effectuate the intent and purpose of the assignment contained in Section 8.1 hereof.  Mortgagors shall be bound thereby as fully and effectively as if Mortgagors had personally executed, acknowledged and delivered any such division order, transfer order, certificate or other documents.  The powers and authorities herein conferred on Mortgagee may be exercised by any authorized officer or director of Mortgagee.  The power of attorney conferred by this Section 8.2 is granted for a valuable consideration and hence is coupled with an interest and is irrevocable so long as the Secured Indebtedness, or any part thereof, shall remain unpaid.  All Persons dealing with Mortgagee, any officer or director thereof above designated or any substitute thereof shall be fully protected in treating the powers and authorizations conferred by this Section 8.2 as continuing in full force and effect until advised by Mortgagee that all of the Secured Indebtedness is fully and finally paid.

8.3.           Amendment and Restatement.  As of the date of this Mortgage, the terms, conditions, covenants, agreements, representations and warranties contained in the Original Mortgage shall be deemed amended and restated in their entirety as set forth in this Mortgage and the Original Mortgage shall be consolidated with and into and superseded by this Mortgage; provided, however, that nothing contained in this Mortgage shall impair, limit or affect the liens or security interests heretofore granted, pledged and/or assigned to Mortgagee as security for the Secured Indebtedness under the Original Mortgage.

[Signature Page to Follow]

IN WITNESS WHEREOF, Mortgagors, acting by and through their duly authorized officers have executed this Mortgage on the date of its acknowledgment.

NEW CENTURY ENERGY CORP.

By:  /s/ Edward R. DeStefano
Edward R. DeStefano
President and Chief Executive Officer

CENTURY RESOURCES, INC.

By:  /s/ Edward R. DeStefano
Edward R. DeStefano
President and Chief Executive Officer

The addresses of Mortgagors are:

New Century Energy Corp.
5851 San Felipe, Suite 775
Houston, Texas 77057
Century Resources, Inc.
5851 San Felipe, Suite 775
Houston, Texas 77057

This Mortgage was prepared by, and recorded counterparts should be returned to:

Michael P. Pearson
Jackson Walker L.L.P.
1401 McKinney St., Suite 1900
Houston, Texas 77010

THE STATE OF TEXAS

COUNTY OF HARRIS

BEFORE ME, the undersigned authority, on this day personally appeared Edward R. DeStefano, President and Chief Executive Officer of New Century Energy Corp., a Colorado corporation, and known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and considerations therein expressed, as the act and deed of such corporation and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 30th day of November, 2007.

/s/ Sharon Mork
Notary Public, State of Texas

THE STATE OF TEXAS

COUNTY OF HARRIS

BEFORE ME, the undersigned authority, on this day personally appeared Edward R. DeStefano, President and Chief Executive Officer of Century Resources, Inc., a Delaware corporation, and known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and considerations therein expressed, as the act and deed of such corporation and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 30th day of November, 2007.

/s/ Sharon Mork
Notary Public, State of Texas

Schedule 1
to
AMENDED AND RESTATED MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION

NEW CENTURY ENERGY CORP. AND CENTURY RESOURCES, INC.
The Original Mortgage

Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production, dated as of November 20, 2007, from New Century Energy Corp. and Century Resources, Inc., as Mortgagors, to Eugene Grin, as Trustee, for the benefit of LV Administrative Services, Inc., as administrative and collateral agent for Valens U.S. SPV I, LLC, and Valens Offshore SPV II, Corp., collectively as Mortgagee, filed and recorded as follows:

JURISDICTION	FILING DATA

TEXAS

Goliad County	Filed on November 20, 2007, under Instrument No. 00120746, Volume 302 Page 421

Jim Hogg County	Filed on November 20, 2007

Matagorda County	Filed on November 20, 2007, under Instrument No. 079096

McMullen County	Filed on November 20, 2007, under Instrument No. 63226, Volume 176 Page 223

Wharton County	Filed on November 20, 2007, under Instrument No. 277730, Official Records

Exhibit A
to
AMENDED AND RESTATED MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION

NEW CENTURY ENERGY CORP. AND CENTURY RESOURCES, INC.
Schedule of Leases and Rights-of-Way

[CONFIDENTIAL INFORMATION REMOVED]

Exhibit B
to
AMENDED AND RESTATED MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION

NEW CENTURY ENERGY CORP. AND CENTURY RESOURCES, INC.
Senior Liens

1.
Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production, from New Century Energy Corp. and Century Resources, Inc., as Mortgagors, to Eugene Grin, as Trustee, for the benefit of Laurus Master Fund, Ltd., as Mortgagee, dated June 30, 2005, filed and recorded as follows:

	JURISDICTION	FILING DATA

TEXAS

	Matagorda County	Filed on July 5, 2005, under Instrument No. 055103, Official Records

	Wharton County	Filed on July 5, 2005, under Instrument No. 255765, Volume 614 Page 333, Official Records

2.
UCC-1 Financing Statement reflecting New Century Energy Corp. and Century Resources, Inc., as Debtors, and Laurus Master Fund, Ltd., as Secured Party, relating to the Mortgage dated as of June 30, 2005, and covering fixtures and as-extracted collateral, filed and recorded as follows:

	JURISDICTION	FILING DATA

TEXAS

	Matagorda County	Filed on July 5, 2005, under Instrument No. 055104, Official Records

	Wharton County	Filed on July 5, 2005, under Instrument No. 255766, Volume 614 Page 358, Official Records
3.
Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production from New Century Energy Corp. and Century Resources, Inc., as Mortgagors, to Eugene Grin, as Trustee, for the benefit of Laurus Master Fund, Ltd., as Mortgagee, dated as of September 19, 2005, filed and recorded as follows:

	JURISDICTION	FILING DATA

TEXAS

	Matagorda County	Filed on September 20, 2005, under Instrument No. 057328, Official Records

	McMullen County	Filed on September 20, 2005, Volume 163 Page 276

	Wharton County	Filed on September 21, 2005, under Instrument No. 257742, Volume 624 Page 304, Official Records

4.
UCC-1 Financing Statement reflecting New Century Energy Corp. and Century Resources, Inc., as Debtors, and Laurus Master Fund, Ltd., as Secured Party, relating to the Mortgage dated as of September 19, 2005, and covering fixtures and as-extracted collateral, filed and recorded as follows:

	JURISDICTION	FILING DATA

TEXAS

	Matagorda County	Filed on September 20, 2005, under Instrument No. 057329, Official Records

	McMullen County	Filed on September 20, 2005, Volume 163 Page 308

	Wharton County	Filed on September 21, 2005, under Instrument No. 257743, Volume 624 Page 330, Official Records
5.
Amended and Restated Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production from New Century Energy Corp. and Century Resources, Inc., as Mortgagors, to Eugene Grin, as Trustee, for the benefit of Laurus Master Fund, Ltd., as Mortgagee, dated April 26, 2006, filed and recorded as follows:

	JURISDICTION	FILING DATA

TEXAS

	Matagorda County	Filed on April 27, 2006, under Instrument No. 063043, Official Records

	McMullen County	Filed on April 27, 2006, Volume 168 Page 336

	Wharton County	Filed on April 27, 2006, under Instrument No. 263022, Volume 650 Page 320, Official Records

6.
UCC-1 Financing Statement reflecting New Century Energy Corp. and Century Resources, Inc., as Debtors, and Laurus Master Fund, Ltd., as Secured Party, relating to the Mortgage dated April 26, 2006, and covering fixtures and as-extracted collateral, filed and recorded as follows:

	JURISDICTION	FILING DATA

TEXAS

	Matagorda County	Filed on April 28, 2006, under Instrument No. 063108

	McMullen County	Filed on April 28, 2006, Volume 168 Page 413

	Wharton County	Filed on April 28, 2006, under Instrument No. 263056, Volume 650 Page 481, Official Records

7.
UCC-1 Financing Statement reflecting New Century Energy Corp. and Century Resources, Inc., as Debtors, and Laurus Master Fund, Ltd., as Secured Party, covering fixtures and as-extracted collateral, filed and recorded as follows:

	JURISDICTION	FILING DATA

TEXAS

	Matagorda County	Filed on January 5, 2007, under Instrument No. 070109, Official Records

	McMullen County	Filed on January 9, 2007, Volume 173 Page 13

	Wharton County	Filed on January 5, 2007, under Instrument No. 269469, Volume 683 Page 99, Official Records